Calculation of Filing Fee Tables
S-8
Datavault AI Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share, issuable under the Summit Semiconductor, Inc. 2018 Long-Term Stock Incentive Plan	Other	735,000	$ 1.56	$ 1,146,600.00	0.0001381	$ 158.35
Total Offering Amounts:						$ 1,146,600.00		$ 158.35
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 158.35
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (the "Common Stock") of Datavault AI Inc. (the "Company") that may from time to time be offered or issued to prevent dilution from any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock. Represents the number of shares of Common Stock reserved for issuance and issuable pursuant to the Company's 2018 Long-Term Stock Incentive Plan (the "2018 LTIP") and its "evergreen" provision. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall cover an indeterminate number of shares of Common Stock to be offered or sold pursuant to the 2018 LTIP. Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the applicable registration fee. The proposed maximum offering price per share of Common Stock represents the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on November 13, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A